                                  EXHIBIT 25.1
                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane C. Creel and Creighton K. Early, and each or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the report on Form 10-K by the Earth Technology Corporation (USA), a Delaware corporation for the fiscal year ended August 25, 1995, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

      Name                                 Title                                     Date
      ----                                 -----                                     ----

  DIANE C. CREEL                   Chairwoman of the Board of                   November 22, 1995
  --------------                   Directors, Chief Executive
  Diane C. Creel                   Officer, and President


  CREIGHTON K. EARLY               Executive Vice President, Chief              November 22, 1995
  ------------------               Financial Officer, (Principal Financial
  Creighton K. Early               and Accounting Officer), and Director


  CHARLES D. APPLEQUIST            Director                                     November 22, 1995
  ---------------------
  Charles D. Applequist


  JAMES E. CLARK                   Director                                     November 22, 1995
  --------------
  James E. Clark


  RICHARD J. HECKMANN              Director                                     November 22, 1995
  -------------------
  Richard J. Heckmann

  LARRY J. LAWRENCE                     Director                           November 22, 1995
  -----------------
  Larry J. Lawrence


  MARTHA L. ROBINSON                    Director                           November 22, 1995
  ------------------
  Martha L. Robinson


  WARD W. JOHNSON                       Director                           November 22, 1995
  ---------------
  Ward W. Johnson


  RICHARD H. GUILFORD                   Director                           November 22, 1995
  -------------------
  Richard H. Guilford